As Filed With the Securities and Exchange Commission on February 13, 2002
                                                      Registration No. 333-68998
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                         (Post Effective Amendment No. 2)

                                    FORM SB-2/A
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               VISCOUNT SYSTEMS, INC.
                  (Name of Small Business Issuer in its Charter)

         Nevada                        3669                  88-0498783
(State or Other Jurisdiction    (Primary Standard          (IRS Employer
of Incorporation            Industrial Classification  Identification Number)
or Organization)                   Code Number)

                               4585 Tillicum Street
                             Burnaby, British Columbia
                                   Canada V5J 3J9
                                   (604) 327-9446

           (Address and Telephone Number of Principal Executive Offices
                          and Principal Place of Business)


(Name, address and telephone number for service)          With Copies to:
                    Stephen Pineau                      Edward L. Mayerhofer
                  President and Director                 Morton & Company
                   Viscount Systems Inc.              Barristers & Solicitors
                   4585 Tillicum Street            1750 - 750 West Pender Street
                Burnaby, British Columbia           Vancouver, British Columbia
                    Canada   V6C 1Z7                      Canada   V6C 2T8
                     (604) 327-9446                        (604) 681-1194


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                       Removal of Securities from Registration
                       ---------------------------------------

Viscount Systems, Inc. registered the resale of 3,500,000 shares of its common stock, par value US$0.001 per share, under a registration statement filed with the Securities and Exchange Commission and declared effective on November 13, 2002. A post effective amendment to the registration statement was subsequently filed on February 6, 2002. Viscount Systems, Inc. hereby further amends the registration statement to remove from registration all of the shares of common stock, $0.001 par value per share, registered pursuant to the registration statement for sale from time to time by the selling stockholders named therein which have not been sold as of the time of filing of this Post-Effective Amendment No. 2.

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                                       SIGNATURES
                                       ----------


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the city of Vancouver, Province of British Columbia, on the 13th day of February, 2002.


VISCOUNT SYSTEMS, INC.
----------------------
(Registrant)

                            By:     /s/ Stephen Pineau
                                ---------------------------------
                                Stephen Pineau
                                President and Chief Executive Officer



In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



Signature                       Title                        Date
---------                       -----                        ----


/s/ Stephen Pineau              President, Secretary and       February 13, 2002
------------------------------
                                Chief Executive Officer


/s/ Greg Shen                   Chairman of the Board          February 13, 2002
------------------------------

/s/ Les Fong                    Principal Accounting Officer   February 13, 2002
------------------------------


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